                                                  BRADLEES, INC.                  Exhibit 20
                                          THIRD QUARTER RESULTS VS. PLAN          Page 1 of 2
                                                  (Unaudited)
                                                 (In Millions)
                                     Third Quarter 1999               Year-to-Date 1999
                                  Actual   Plan*  |Last Year    Actual    Plan*   Last Year
INCOME SUMMARY:                                   |        |                     |
                                                  |        |                     |
 Owned Sales                      $345.0   $327.2 | $310.5 |   $1,024.7   $936.3 |  $901.8
 Food Service Sales                  1.7      1.7 |    1.6 |        5.0      4.9 |     4.6
 Leased Department Sales            11.7     11.1 |   11.0 |       35.5     33.1 |    32.8
                                 -------- --------|--------|  ---------- --------|---------
 Total Sales                       358.4    340.0 |  323.1 |    1,065.2    974.3 |   939.2
                                                  |        |                     |
 Gross Margin $                    105.8    102.5 |   94.7 |      312.5    284.2 |   271.0
 Gross Margin % (based on owned     30.7%    31.3%|   30.5%|       30.5%    30.4%|    30.1%
                 sales)                           |        |                     |
                                                  |        |                     |
 SG&A Expenses                    (100.5)   (93.2)|  (95.2)|     (306.3)  (285.3)|  (279.9)
 Pre-Opening Expenses               (1.2)       - |   (0.5)|       (1.3)       - |    (0.9)
 Other Income                        3.4      3.2 |    3.2 |       10.1      9.3 |     9.2
                                 -------- --------|--------|  ---------- --------|---------
 EBITDA (Loss)                       7.5     12.5 |    2.2 |       15.0      8.2 |    (0.6)
                                 -------- --------|--------|  ---------- --------|---------
 Loss on Dispos. of Properties         -        - |      - |          -        - |    (0.2)
 Depreciation & Amortization Exp.   (6.6)    (7.4)|   (7.8)|      (21.2)   (22.5)|   (24.4)
 Interest and Debt Expense          (7.8)    (8.1)|   (4.4)|      (21.8)   (23.1)|   (12.0)
 Reorganization Items                  -        - |    2.8 |        0.8        - |     2.6
                                 -------- --------|--------|  ---------- --------|---------
 Net Loss                          ($6.9)   ($3.0)|  ($7.2)|     ($27.2)  ($37.4)|  ($34.6)
                                 ======== ========|========|  ========== ========|=========

BALANCE SHEET SUMMARY:                                              Balance at End of Period
 Cash and Cash Equivalents                                        $11.2    $11.2 |   $11.0
 Restricted Cash and Cash Equivalents                                 -        - |    25.1
 Inventories                                                      323.5    320.5 |   318.9
 Other Current Assets                                              23.1     22.8 |    22.9
                                                              ---------- --------|---------
  Total Current Assets                                            357.8    354.5 |   377.9
 Net Fixed Assets                                                 116.3     99.4 |   141.6
 Long-Term Assets                                                  79.6     92.0 |   141.9
                                                              ---------- --------|---------
   Total Assets                                                  $553.7   $545.9 |  $661.4
                                                              ========== ========|=========

 Accounts Payable                                                $201.1   $160.2 |  $179.4
 Revolver/DIP Borrowings                                          158.2    202.3 |   157.4
 Other Current Liabilities                                         27.9     30.1 |    30.3
                                                              ---------- --------|---------
  Total Current Liabilities                                       387.2    392.6 |   367.1
 Long-Term Capital Lease Obligations                               27.1     24.1 |    26.2
 Lease Financing Obligation                                        17.5        - |       -
 Convertible Notes Payable                                         12.0     29.0 |       -
 Unfavorable Lease Liability                                       45.1     45.6 |       -
 Other Long-Term Liabilities                                       36.3     37.0 |    39.9
                                                                                 |
 Liabilities Subject to Settlement                                    -        - |   548.8
                                                                                 |
 Common Stock                                                      55.7     55.0 |   137.1
 Accumulated Deficit                                              (27.2)   (37.4)|  (457.7)
                                                              ---------- --------|---------
  Total Stockholders' Equity (Deficiency)                          28.5     17.6 |  (320.6)
                                                              ---------- --------|---------
   Total Liabilities and Stockholders' Equity (Deficiency)       $553.7   $545.9 |  $661.4
                                                              ========== ========|=========


NOTE:  EBITDA means, for any period, all as determined in accordance with generally accepted accounting principles (GAAP), the net income or net loss for such period, plus (to the extent taken into account in determining such net income or net loss) (a) the sum of (i) depreciation and amortization expense, (ii) provision for LIFO adjustment, (iii) net total Federal, state and local income tax expense,  (iv) gross interest expense for such period less gross interest income for such period, (v) any non-recurring charge or restructuring charge which in accordance with
GAAP is excluded from operating income, (vi) the cumulative effect of any change in accounting principles, (vii)
extraordinary losses and (viii) "Chapter 11 expenses" as shown on the statement of income for such period minus extraordinary gains, and plus (c) the amount of cash received (and minus the amount of cash expended) in such period in respect of any amount which, under clause (v) above, was taken into account in determining EBITDA for any prior period.


* Plan amounts are from the Form 8-K dated April 1, 1999.


                                                                        Exhibit 20
                                                                        Page 2 of 2
                                BRADLEES, INC.
                        THIRD QUARTER RESULTS VS. PLAN
                                (Unaudited)
                               (In Millions)



                                         Third Quarter 1999        Year-to-Date

                                           Actual   Plan*       Actual    Plan*
CASH FLOW SUMMARY:                                         |
                                                           |
 Beginning Cash & Cash Equivalents          $11.5     $8.2 |       $9.5     $9.5
                                                           |
 Cash Provided by (Used in) Operations:                    |
  Net Loss                                   (6.9)    (3.0)|      (27.2)   (37.4)
  Depreciation & Amortization Expense         6.6      7.4 |       21.2     22.5
  Amortization of Deferred Financing Costs    0.4      0.4 |        1.1      1.1
                                                           |
 Inventory (Increase) Decrease              (79.2)   (73.4)|      (91.2)   (88.2)
 Accounts Payable Increase (Decrease)        62.7     36.7 |       81.8     41.0
                                                           |
 Other**                                     (0.9)    (6.1)|       (8.3)    (8.4)
                                          -------- --------|  ---------- --------
 Net Cash Provided by (Used in) Operations  (17.3)   (38.0)|      (22.6)   (69.4)
                                                           |
 Investing activities:                                     |
  Capital spending                           (8.9)    (5.0)|      (17.1)   (15.0)
  Lease aquisition costs                        -        - |       (1.3)       -
                                          -------- --------|  ---------- --------
 Net Investing Activities                    (8.9)    (5.0)|      (18.4)   (15.0)
                                                           |
 Financing activities:                                     |
  Net borrowings under revolver              26.1     46.6 |       43.7     87.9
  Proceeds from lease financing                 -        - |       17.5        -
  Payments on convertible notes                 -        - |      (17.0)       -
  Payments on notes and capital leases       (0.6)    (0.6)|       (1.9)    (1.8)
  Other                                       0.4        - |        0.4        -
                                          -------- --------|  ---------- --------
 Total Financing Activities                  25.9     46.0 |       42.7     86.1
                                                           |
                                          -------- --------|  ---------- --------
 Increase (Decr.) in Cash and Cash Equivs.   (0.3)     3.0 |        1.7      1.7
                                          -------- --------|  ---------- --------
 Ending Cash and Cash Equivalents           $11.2    $11.2 |      $11.2    $11.2
                                          ======== ========|  ========== ========

   * Plan amounts are from the Form 8-K dated April 1, 1999 and include a reclassification from "Other"
       for planned payments on notes.
  ** Includes cash outlays associated with reorganization items.